UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2025 (July 28, 2025)

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7310 N. 16th Street, Suite 135, Phoenix, AZ 85020

(Address of principal executive offices, including zip code)

(602) 264-1375

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, par value $0.01 per share	SCCO	New York Stock Exchange Lima Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02     Results of Operations and Financial Condition

On July 28, 2025, Southern Copper Corporation issued a press release announcing financial results for the second quarter ended on June 30, 2025. In this press release, SCC reported that on July 24, 2025, the Board of Directors authorized a quarterly cash dividend of .80 per share of common stock and a stock dividend of 0.0101 shares of common stock per share of common stock payable on September 4, 2025, to shareholders of record at the close of business on August 15, 2025. In lieu of fractional shares, cash will be distributed to each shareholder who would otherwise have been entitled to receive a fractional share, based on a share price of $99.47, which is the average of the high and low share price on July 24, 2025. A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On July 24, 2025, the Board of Directors of Southern Copper Corporation (“SCC” or the “Company”) appointed Mr. Patricio Ovejas Simon as the Company’s new Executive Vice President effective July 24, 2025. Mr. Patricio Ovejas Simon is 37 years old. He has held executive positions in finance, information technology, operations and venture capital. He has a Bachelor´s degree in engineering from Universidad Anahuac and holds a postgraduate degree in Corporate Finance from Universidad Iberoamericana in Mexico City, Mexico. In addition, he holds a Master of Business Administration degree from the McCombs School of Business in Austin, Texas.

From January 2022 to April 2025, Mr. Ovejas Simon served as Chief Financial Officer and Head of Information Technology at Grupo Cinemex, one of the largest entertainment companies in Latin America. During his tenure, he led a restructuring debt process, implemented a shared services model supporting U.S. operations, and directed multiple cross-border mergers and acquisitions. He was also responsible for overseeing enterprise-wide financial reporting, treasury, tax, and audit functions, while driving a strategic modernization of the IT organization. Previously, from June 2020 to December 2021, Mr. Ovejas Simon served as Chief Operating Officer of Fitpass, where he led the company’s expansion into Latin America and executed key operational efficiencies. From January 2019 to December 2019, he held the role of Chief Financial Officer at Mobile Virtual Network (MVNO) in Mexico and from February 2011 to December 2018, he served in key roles at a venture capital fund and a consulting firm in Mexico.

The information in this report and the exhibit attached hereto are being furnished and shall not be deemed as “filed” for purposes of Section 18 of the Securities Act of 1934. Accordingly, this information will not be incorporated by reference into any registration statement or other document filed by Southern Copper Corporation pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly stated in such filing.

ITEM 9.01     Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press release of Southern Copper Corporation dated July 28, 2025, furnished pursuant to Item 2.02 of this Form 8- K.

104.1	Cover Page Interactive Data File (embedded within the inline XBRL document)

INDEX TO EXHIBITS

Exhibits

99.1	Press release of Southern Copper Corporation dated July 28, 2025, furnished pursuant to Item 2.02 of this Form 8-K.

104.1	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

By:	/s/ Andres Carlos Ferrero
Name:	Andres Carlos Ferrero
Title:	General Counsel

Date: July 29, 2025

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